Exhibit 99.1

Personalis Reports Third Quarter 2023 Financial Results

Increased third quarter revenue 23% to $18.2 million and increased full year guidance

Presented data supporting Next Personal’s market leading sensitivity for cancer recurrence detection

FREMONT, Calif. – November 7, 2023 – Personalis, Inc. (Nasdaq: PSNL), a leader in advanced genomics for precision oncology, today reported financial results for the third quarter ended September 30, 2023 and provided recent business highlights.

Third Quarter and Recent Highlights

•
Achieved third quarter revenue of $18.2 million, representing an increase of 23% over the same period of the prior year

•
Presented compelling clinical data from the collaboration with the TRACERx consortium for lung cancer:

– Higher sensitivity, up to 4x higher, than other liquid biopsy tests analyzed by TRACERx

– Identified lung cancer 6-11 months ahead of standard imaging and significantly ahead of other tests

– Ability to determine low and high recurrence risk which could lead to improved therapy decisions

•
NeXT Personal launched to robust demand as a clinical laboratory-developed test (“LDT”) for use by oncologists

“We continue to evolve Personalis into a clinical testing leader–launching NeXT Personal for patient testing, presenting compelling data in early-stage lung cancer, and deepening our set of collaborators in breast cancer all while delivering exceptional Q3 revenue growth of 23% year over year,” said Chris Hall, President, and CEO of Personalis. “We continue to focus on driving towards Medicare coverage for NeXT Personal.”

Third Quarter Financial Highlights

•
Reported total company revenue of $18.2 million for the third quarter of 2023, a 23% increase compared with $14.9 million for the third quarter of 2022

o
Revenue from pharma tests, enterprise sales, and other customers of $15.8 million in the third quarter of 2023, representing a 7% increase compared with $14.9 million in the third quarter of 2022; revenue from enterprise customers includes revenue from Natera of $7.9 million in the third quarter of 2023, compared with $7.4 million from Natera in the third quarter of 2022

o
Revenue from population sequencing for the VA MVP of $2.4 million in the third quarter of 2023, compared with zero in the third quarter of 2022 due to the backlog being fulfilled after the second quarter of 2022 and a deferred task order that was received after the second quarter of 2022

•
Cash, cash equivalents, and short-term investments of $120.7 million as of September 30, 2023

•
Net loss of $29.1 million, and net loss per share of $0.60 based on a weighted-average basic and diluted share count of 48.7 million in the third quarter of 2023; the net loss included a one-time non-cash impairment charge of $5.6 million for the Menlo Park facility upon completion of the move to the new Fremont facility

Fourth Quarter and Full Year 2023 Outlook

Personalis expects the following for the fourth quarter of 2023:

•
Total company revenue between $19 to $20 million
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Revenue from pharma tests, enterprise sales, and other customers between $18.5 to $19.5 million
•
Revenue from population sequencing of approximately $0.5 million

Personalis expects the following for the full year of 2023:

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Total company revenue between $73 to $74 million; an increase from the prior estimate of $70 to $72 million
•
Revenue from pharma tests, enterprise sales, and all other customers between $64 to $65 million, and revenue from population sequencing of approximately $9 million
•
Net loss of approximately $103 million reduced from $113 million in 2022 due to realization of headcount reduction savings, partially offset by investments in clinical evidence generation and non-cash impairment expense for the vacated Menlo Park facility
•
Cash usage less than $70 million, reduced from $119 million in 2022

Webcast and Conference Call Information

Personalis will host a conference call to discuss the third quarter financial results after market close on Tuesday, November 7, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The conference call can be accessed live by dialing 844-826-3035 for domestic callers or 412-317-5195 for international callers. The live webinar can be accessed at https://investors.personalis.com. A replay of the webinar will be available shortly after the conclusion of the call and will be archived on the company's website.

About Personalis, Inc.

At Personalis, we are transforming the active management of cancer through breakthrough personalized testing. We aim to drive a new paradigm for cancer management, guiding care from biopsy through the life of the patient. Our highly sensitive assays combine tumor-and-normal profiling with proprietary algorithms to deliver advanced insights even as cancer evolves over time. Our products are designed to detect minimal residual disease (MRD) and recurrence at the earliest timepoints, enable selection of targeted therapies based on ultra-comprehensive genomic profiling, and enhance biomarker strategy for drug development. Personalis is based in Fremont, California. To learn more, visit www.personalis.com and connect with us on LinkedIn and X Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted and reported results should not be considered an indication of future performance. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “aim,” “continue to,” “expect,” “future,” “goal,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding Personalis’ ability to become a clinical testing leader, the company’s fourth quarter and full year financial guidance, expected revenue growth, cash runway, the company’s business outlook, and the company’s goals and aims. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Personalis’ actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: our ability to replicate the clinical data results of the collaboration with TRACERx in other cancer indications; continued demand for NeXT Personal as a LDT; the timing and pace of new orders from customers, including from Natera, which accounted for 43% of the company’s total revenue in the third quarter, and the VA MVP; the launch and market adoption of new products and new product features, such as NeXT Personal; the timing of tissue, blood, and other specimen sample receipts from customers, which can materially impact revenue quarter-over-quarter and year-over-year; whether orders for the NeXT Platform and revenue from biopharmaceutical customers and Natera increase or decrease in future periods; ability to demonstrate attributes or advantages of NeXT Personal or the Personalis NeXT Platform; the evolution of cancer therapies and market adoption of the company’s services; risks associated with health epidemics or pandemics; unstable market, economic and geo-political conditions, which may significantly impact the company’s business and operations and the business and operations of Personalis’ customers and suppliers; and the outcome of legal proceedings to enforce patents, and the presumed validity or enforceability of the company’s patents or other intellectual property rights. These and other potential risks and uncertainties that could cause actual results to differ materially from the results predicted in these forward-looking statements are described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Personalis’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, filed with the SEC on August 8, 2023, and in Personalis’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, being filed with the SEC today. All information provided in this release is as of the date of this press release, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. Personalis undertakes no duty to update this information unless required by law.

Contacts:

Investor Relations Contact:

Caroline Corner

investors@personalis.com

415-202-5678

Media:

pr@personalis.com

PERSONALIS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$18,247	$14,858	$53,806	$48,325
Costs and expenses
Cost of revenue	14,766	12,379	40,803	37,287
Research and development	16,738	14,957	51,163	48,343
Selling, general and administrative	11,971	14,781	38,202	46,141
Lease impairment	5,565	—	5,565	—
Restructuring and other charges	—	—	4,037	—
Total costs and expenses	49,040	42,117	139,770	131,771
Loss from operations	(30,793)	(27,259)	(85,964)	(83,446)
Interest income	1,706	743	4,424	1,236
Interest expense	(15)	(45)	(101)	(154)
Other income, net	32	80	7	149
Loss before income taxes	(29,070)	(26,481)	(81,634)	(82,215)
Provision for income taxes	28	11	78	32
Net loss	$(29,098)	$(26,492)	$(81,712)	$(82,247)
Net loss per share, basic and diluted	$(0.60)	$(0.58)	$(1.71)	$(1.81)
Weighted-average shares outstanding, basic and diluted	48,694,324	45,921,411	47,701,369	45,518,334

PERSONALIS, INC.

SUPPLEMENTAL REVENUE INFORMATION (unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Pharma tests and services	$7,997	$7,333	$20,413	$22,152
Enterprise sales	7,812	7,383	24,656	18,390
Population sequencing	2,400	—	8,405	7,556
Other	38	142	332	227
Total revenue	$18,247	$14,858	$53,806	$48,325

PERSONALIS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$72,192	$89,128
Short-term investments	48,471	78,530
Accounts receivable, net	13,666	16,642
Inventory and other deferred costs	8,225	8,591
Prepaid expenses and other current assets	5,661	6,808
Total current assets	148,215	199,699
Property and equipment, net	56,751	61,935
Operating lease right-of-use assets	18,167	26,480
Other long-term assets	3,503	4,586
Total assets	$226,636	$292,700
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,963	$12,854
Accrued and other current liabilities	19,821	19,013
Contract liabilities	3,694	1,264
Total current liabilities	32,478	33,131
Long-term operating lease liabilities	39,166	41,041
Other long-term liabilities	3,786	389
Total liabilities	75,430	74,561
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.0001 par value — 10,000,000 shares authorized; none issued	—	—
Common stock, $0.0001 par value — 200,000,000 shares authorized; 49,013,483 and 46,707,084 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	5	5
Additional paid-in capital	593,625	579,456
Accumulated other comprehensive loss	(302)	(912)
Accumulated deficit	(442,122)	(360,410)
Total stockholders’ equity	151,206	218,139
Total liabilities and stockholders’ equity	$226,636	$292,700